Form N-SAR

Sub-Item 77Q1(b)
Text of Proposals Described in Sub-Item 77D
INTECH Global Income Managed Volatility Fund (formerly named INTECH Global Dividend Fund)
INTECH International Managed Volatility Fund (formerly named INTECH International Fund)
INTECH U.S. Managed Volatility Fund (formerly named INTECH U.S. Value Fund) INTECH U.S. Managed Volatility Fund II (formerly named INTECH U.S. Growth Fund) 2-34393, 811-1879

INTECH Global Income Managed Volatility Fund
On September 17, 2014, the Board of Trustees (the "Trustees") of the Funds approved changes to the investment strategies and names of each Fund to reflect a new managed volatility investment strategy. These changes, each of which is discussed in detail in this Supplement, are effective on or about December 17, 2014.

The following replaces in their entirety the first and second paragraphs found under "Principal Investment Strategies":

Principal Investment Strategies
The Fund invests, under normal circumstances, at least 80% of its net assets in dividend-paying securities. The Fund invests primarily in common stocks from the universe of the MSCI World High Dividend Yield Index, utilizing INTECH's mathematical investment process, applying a managed volatility approach. The MSCI World High Dividend Yield Index is designed to reflect the performance of the high dividend yield securities contained within the broader MSCI World IndexSM. The Fund may also invest in foreign equity and debt securities. The Fund seeks to produce returns in excess of the MSCI World High Dividend Yield Index, but with lower absolute volatility than the benchmark index. The Fund seeks to generate such excess returns with absolute volatility that can range from approximately 0% to 45% lower than the MSCI World High Dividend Yield Index. In this context, absolute volatility refers to the variation in the returns of the Fund and the benchmark index as measured by standard deviation. This range is expected to be closer to 0% in less volatile markets and will increase as market conditions become more volatile.

The Fund pursues its investment objective by applying a mathematical investment process to construct an investment portfolio from the universe of stocks within the named benchmark index. The goal of this process is to combine stocks that individually have higher relative volatility, lower absolute volatility, and lower correlations with each other in an effort to reduce the Fund's absolute volatility, while still generating returns that exceed the named benchmark index over a full market cycle (a time period representing a significant market decline and recovery). Although the Fund may underperform its named benchmark index in sharply rising markets, this strategy seeks to participate in normal rising markets and lessen losses in down markets. In applying this strategy, INTECH establishes target proportions of its holdings from stocks within the named benchmark index using an optimization process designed to determine the most effective weightings of each stock in the Fund. Once INTECH determines such proportions and the Fund's investments are selected, the Fund is periodically rebalanced to the set target proportions and re-optimized. The rebalancing techniques used by INTECH may result in a higher portfolio turnover rate compared to a "buy and hold" fund strategy.

INTECH International Managed Volatility Fund
On September 17, 2014, the Board of Trustees (the "Trustees") of the Funds approved changes to the investment strategies and names of each Fund to reflect a new managed volatility investment strategy. These changes, each of which is discussed in detail in this Supplement, are effective on or about December 17, 2014.

The following replaces in their entirety the first and second paragraphs found under "Principal Investment Strategies":

Principal Investment Strategies
The Fund invests primarily in common stocks from the universe of the MSCI EAFE(R) (Europe, Australasia, Far East) Index, utilizing INTECH's mathematical investment process, applying a managed volatility approach. The MSCI EAFE(R) Index is an MSCI index that is designed to measure the performance of the developed markets of Europe, Australasia, and the Far East. The Fund may also invest in foreign equity and debt securities. The Fund seeks to produce returns in excess of the MSCI EAFE(R) Index, but with lower absolute volatility than the benchmark index. The Fund seeks to generate such excess returns with absolute volatility that can range from approximately 0% to 45% lower than the MSCI EAFE(R) Index. In this context, absolute volatility refers to the variation in the returns of the Fund and the benchmark index as measured by standard deviation. This range is expected to be closer to 0% in less volatile markets and will increase as market conditions become more volatile.

The Fund pursues its investment objective by applying a mathematical investment process to construct an investment portfolio from the universe of stocks within the named benchmark index. The goal of this process is to combine stocks that individually have higher relative volatility, lower absolute volatility, and lower correlations with each other in an effort to reduce the Fund's absolute volatility, while still generating returns that exceed the named benchmark index over a full market cycle (a time period representing a significant market decline and recovery). Although the Fund may underperform its named benchmark index in sharply rising markets, this strategy seeks to participate in normal rising markets and lessen losses in down markets. In applying this strategy, INTECH establishes target proportions of its holdings from stocks within the named benchmark index using an optimization process designed to determine the most effective weightings of each stock in the Fund. Once INTECH determines such proportions and the Fund's investments are selected, the Fund is periodically rebalanced to the set target proportions and re-optimized. The rebalancing techniques used by INTECH may result in a higher portfolio turnover rate compared to a "buy and hold" fund strategy.

INTECH U.S. Managed Volatility Fund
On September 17, 2014, the Board of Trustees (the "Trustees") of the Funds approved changes to the investment strategies and names of each Fund to reflect a new managed volatility investment strategy. These changes, each of which is discussed in detail in this Supplement, are effective on or about December 17, 2014.

The following replaces in their entirety the first and second paragraphs found under "Principal Investment Strategies":

Principal Investment Strategies
The Fund invests, under normal circumstances, at least 80% of its net assets in U.S. common stocks from the universe of the Russell 1000(R) Index, utilizing INTECH's mathematical investment process, applying a managed volatility approach. The Russell 1000(R) Index is an unmanaged index that measures the performance of the large-cap segment of the U.S. equity universe. The Fund seeks to produce returns in excess of the Russell 1000(R) Index, but with lower absolute volatility than the benchmark index. The Fund seeks to generate such excess returns with absolute volatility that can range from approximately 0% to 40% lower than the Russell 1000(R) Index. In this context, absolute volatility refers to the variation in the returns of the Fund and the benchmark index as measured by standard deviation. This range is expected to be closer to 0% in less volatile markets and will increase as market conditions become more volatile.

The Fund pursues its investment objective by applying a mathematical investment process to construct an investment portfolio from the universe of stocks within the named benchmark index. The goal of this process is to combine stocks that individually have higher relative volatility, lower absolute volatility, and lower correlations with each other in an effort to reduce the Fund's absolute volatility, while still generating returns that exceed the named benchmark index over a full market cycle (a time period representing a significant market decline and recovery). Although the Fund may underperform its named benchmark index in sharply rising markets, this strategy seeks to participate in normal rising markets and lessen losses in down markets. In applying this strategy, INTECH establishes target proportions of its holdings from stocks within the named benchmark index using an optimization process designed to determine the most effective weightings of each stock in the Fund. Once INTECH determines such proportions and the Fund's investments are selected, the Fund is periodically rebalanced to the set target proportions and re-optimized. The rebalancing techniques used by INTECH may result in a higher portfolio turnover rate compared to a "buy and hold" fund strategy.

INTECH U.S. Managed Volatility Fund II
On September 17, 2014, the Board of Trustees (the "Trustees") of the Funds approved changes to the investment strategies and names of each Fund to reflect a new managed volatility investment strategy. These changes, each of which is discussed in detail in this Supplement, are effective on or about December 17, 2014.

The following replaces in their entirety the first and second paragraphs found under "Principal Investment Strategies":

Principal Investment Strategies
The Fund invests, under normal circumstances, at least 80% of its net assets in U.S. common stocks from the universe of the Russell 1000(R) Index, utilizing INTECH's mathematical investment process, applying a managed volatility approach. The Russell 1000(R) Index is an unmanaged index that measures the performance of the large-cap segment of the U.S. equity universe. The Fund seeks to produce returns in excess of the Russell 1000(R) Index, but with lower absolute volatility than the benchmark index. The Fund seeks to generate such excess returns with absolute volatility that can range from approximately 0% to 40% lower than the Russell 1000(R) Index. In this context, absolute volatility refers to the variation in the returns of the Fund and the benchmark index as measured by standard deviation. This range is expected to be closer to 0% in less volatile markets and will increase as market conditions become more volatile.

The Fund pursues its investment objective by applying a mathematical investment process to construct an investment portfolio from the universe of stocks within the named benchmark index. The goal of this process is to combine stocks that individually have higher relative volatility, lower absolute volatility, and lower correlations with each other in an effort to reduce the Fund's absolute volatility, while still generating returns that exceed the named benchmark index over a full market cycle (a time period representing a significant market decline and recovery). Although the Fund may underperform its named benchmark index in sharply rising markets, this strategy seeks to participate in normal rising markets and lessen losses in down markets. In applying this strategy, INTECH establishes target proportions of its holdings from stocks within the named benchmark index using an optimization process designed to determine the most effective weightings of each stock in the Fund. Once INTECH determines such proportions and the Fund's investments are selected, the Fund is periodically rebalanced to the set target proportions and re-optimized. The rebalancing techniques used by INTECH may result in a higher portfolio turnover rate compared to a "buy and hold" fund strategy.